As filed with the Securities and Exchange Commission on July 1, 2024. Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________
FRANKLIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-2670991
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

________________________________
One Franklin Parkway
San Mateo, California 94403
(650) 312-2000
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)
________________________________
Thomas C. Merchant
General Counsel
One Franklin Parkway
San Mateo, California 94403
(650) 312-2000
(Name, address, including zip code and telephone number, including area code, of agent for service)
________________________________
Copies:
David K. Boston
Danielle Scalzo
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
(212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
i

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
ii

PROSPECTUS
31,557,117 Shares
Common Stock
__________________________
From time to time, with this prospectus, the selling stockholder identified in this prospectus (the “selling stockholder”) may sell up to an aggregate of 31,557,117 shares of our common stock, subject to the selling stockholder’s compliance with its lock-up covenants as described in this prospectus.
As described in the section entitled “Plan of Distribution,” the selling stockholder may offer and sell the shares of common stock on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions, at fixed or negotiated prices, directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholder. In certain circumstances, we will describe the specific manner in which these shares will be offered in supplements to this prospectus, which may also supplement, update or amend information contained in this prospectus. Before you invest, you should carefully read this prospectus and any prospectus supplement, together with the documents we incorporate herein by reference.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “BEN.” On June 28, 2024, the last reported sale price of our common stock was $22.35 per share.
__________________________
Investing in our securities involves risks. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any applicable prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and any applicable prospectus supplement from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 8 of this prospectus.
__________________________
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
__________________________
The date of this prospectus is July 1, 2024

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the selling stockholder may, from time to time, offer and sell the offered securities in one or more offerings or transactions.
In certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.” We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings.
We have not authorized anyone to provide you with any information other than that contained in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities other than the securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Franklin Resources,” “we,” “us,” “our,” “our company” or “the Company” refer to Franklin Resources, Inc., a Delaware corporation, and its direct and indirect subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act and, accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available on the SEC’s website at www.sec.gov and on our website at www.franklinresources.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. However, the information on our website is not incorporated by reference in, and is not a part of, this prospectus, any prospectus supplement or our SEC filings.

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. The following documents that we previously filed with the SEC (File No. 001-09318) are incorporated by reference herein:
•our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, which was filed with the SEC on November 14, 2023;
•our Quarterly Reports on Form 10-Q for the periods ended December 31, 2023 and March 31, 2024, which were filed with the SEC on January 29, 2024 and April 29, 2024, respectively;
•our Current Reports on Form 8-K that were filed with the SEC on November 1, 2023, December 13, 2023, February 8, 2024 and February 9, 2024; and
•the description of our common stock contained in Exhibit 4.16 to our Annual Report on Form 10-K for the year ended September 30, 2020, which was filed with the SEC on November 23, 2020, including any further amendment or report filed for the purpose of updating that description.
During the quarter ended March 31, 2024, the Company identified that it did not eliminate the investment income from certain consolidated limited partnerships for the fiscal year ended September 30, 2023, resulting in offsetting adjustments to investment and other income, net and net income attributable to nonredeemable noncontrolling interest. The Company is not entitled to the economic returns associated with the underlying investments held by these limited partnerships.
There is no impact on operating income, net income attributable to Franklin Resources, Inc., earnings per share, total assets, total liabilities, retained earnings or total shareholders’ equity. There is no impact on the financial results attributable to the Company’s shareholders. The Company has determined this did not result in a material misstatement to its previously issued consolidated financial statements. For comparability, the Company has revised the comparative prior period amounts included in the consolidated statements of income, consolidated statements of stockholders’ equity, consolidated statements of cash flows, and related footnote disclosures.
The impacts on the consolidated statements of income for the twelve months ended September 30, 2023 are as follows:

(in millions)	Twelve Months Ended September 30, 2023
	As Reported	Adjustments	As Revised
Operating Income	$1,102.3	$—	$1,102.3
Other income, net
Investment and other income, net	340.0	(77.7)	262.3
Other income, net	313.4	(77.7)	235.7
Income before taxes	1,415.7	(77.7)	1,338.0
Net income	1,103.4	(77.7)	1,025.7
Less: net income (loss) attributable to nonredeemable noncontrolling interest	85.1	(77.7)	7.4
Net Income Attributable to Franklin Resources, Inc.	882.8	—	882.8

The impact on the consolidated statement of cash flows for the twelve months ended September 30, 2023 are as follows:

(in millions)	Twelve Months Ended September 30, 2023
	As Reported	Adjustments	As Revised
Net cash provided by (used in) operating activities	$1,138.7	$(49.5)	$1,089.2
Net cash used in investing activities	(3,582.1)	(28.2)	(3,610.3)
Net cash provided by financing activities	2,029.0	77.7	2,106.7
Decrease in cash and cash equivalents	(380.1)	—	(380.1)

Whenever after the date of this prospectus and prior to the termination of this offering we file reports or documents with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, those reports and documents will be incorporated by reference into this prospectus and will be deemed to be a part of this prospectus from the time they are filed (excluding any portions of such documents that are deemed to have been “furnished,” rather than “filed,” under SEC rules). Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents, and any other documents that are, incorporated herein by reference (other than exhibits unless we specifically have incorporated those exhibits by reference in this prospectus or an accompanying prospectus supplement). Requests for such documents should be directed to our principal executive office, located at:
Franklin Resources, Inc.
One Franklin Parkway
San Mateo, California 94403
Attention: Corporate Secretary
Telephone: (650) 312-2000

FORWARD-LOOKING INFORMATION
Some of the statements included in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include forward-looking statements that reflect the Company’s current views with respect to future events and financial performance that are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and generally can be identified by words or phrases generally written in the future tense and/or preceded by words such as “anticipate,” “believe,” “could,” “depends,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would” or other similar words or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors that may cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. The forward-looking statements herein are qualified in their entirety by reference to the risks and uncertainties disclosed in the applicable prospectus supplement and our filings with the SEC that are incorporated by reference herein and therein, including those discussed in such filings under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures About Market Risk.”

While forward-looking statements are our best prediction at the time that they are made, you should not rely on them and are cautioned against doing so. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other possible future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They are neither statements of historical fact nor guarantees or assurances of future performance. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. If a circumstance occurs after the date of this prospectus that causes any of our forward-looking statements to be inaccurate, whether as a result of new information, future developments or otherwise, we undertake no obligation to announce publicly the change to our expectations, or to make any revision to our forward-looking statements, to reflect any change in assumptions, beliefs or expectations, or any change in events, conditions or circumstances upon which any forward-looking statement is based, unless required by law.

ABOUT FRANKLIN
We are a holding company with subsidiaries operating under our Franklin Templeton® and/or subsidiary brand names. Franklin’s common stock is traded on the NYSE under the ticker symbol “BEN” and is included in the Standard & Poor’s 500 Index.

We offer our services and products under our various distinct brand names, including, but not limited to, Alcentra®, Benefit Street Partners®, Brandywine Global Investment Management®, Clarion Partners®, ClearBridge Investments®, Fiduciary Trust International™, Franklin®, Franklin Bissett®, Franklin Mutual Series®, K2®, Legg Mason®, Lexington Partners®, Martin Currie®, O’Shaughnessy® Asset Management, Putnam®, Royce® Investment Partners, Templeton® and Western Asset Management Company®. Unless otherwise indicated, our “funds” means the funds offered under our various brand names.

We are a global investment management organization with approximately $1.6 trillion in assets under management (“AUM”) as of March 31, 2024. Our mission is to help clients achieve better outcomes through investment management expertise, wealth management and technology solutions. Through our specialist investment managers, we offer specialization on a global scale bringing extensive capabilities in fixed income, equity, alternatives and multi-asset solutions. For over 75 years, we have been committed to providing clients with exceptional investment management services and have developed a globally diversified business, including through strategic acquisitions.

We provide our investment management and related services to retail, institutional and high-net-worth investors in jurisdictions worldwide. We deliver our investment capabilities through a variety of products and vehicles and multiple points of access, including directly to investors and through financial intermediaries. Our investment products include our sponsored funds, as well as institutional and high-net-worth separate accounts, retail separately managed account programs, sub-advised products, and other investment vehicles. Our funds include registered funds (including exchange-traded funds, or “ETFs”) and unregistered funds. Related services include fund administration, sales and distribution, and shareholder servicing. We may perform services directly or through third parties. We also provide sub-advisory services to certain investment products sponsored by other companies that may be sold to investors under the brand names of those other companies or on a co-branded basis.

Recent Developments

Acquisition of Putnam
As described in greater detail under “Selling Stockholder” below, on January 1, 2024, we completed our acquisition of Putnam Investments (“Putnam”) from Great-West Lifeco, Inc. (“Great-West”), a member of the Power Corporation group of companies. The Power Corporation group of companies, including Great-West, are leaders in the global insurance, retirement, asset management and wealth management sectors.

RISK FACTORS
Investing in our securities involves risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Before deciding whether to invest in our securities, you should consider carefully the risks described under the heading “Risk Factors” in the applicable prospectus supplement and in our filings with the SEC that are incorporated by reference therein. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.
USE OF PROCEEDS
We will not receive any proceeds from the sale of common stock by the selling stockholder. Net proceeds from the sale of the shares of common stock will be received by the selling stockholder. See “Selling Stockholder” and “Plan of Distribution.”

SELLING STOCKHOLDER
This prospectus relates to the resale from time to time by PAFI, LLC, a Colorado limited liability company (“PAFI”) (PAFI, together with Great-West and any direct or indirect subsidiary of Great-West, as permitted transferees of PAFI, are collectively referred to in this Registration Statement as the selling stockholder) of up to 31,557,117 shares of our common stock, subject to the selling stockholder’s compliance with its lock-up covenants as described below.
We do not know when or in what amounts the selling stockholder may sell or otherwise dispose of the shares covered by this prospectus. Because the selling stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because the selling stockholder has no agreement, arrangement or understanding with us to sell or otherwise dispose of any of the shares, including at any particular time, we cannot estimate the number of shares that will be held by the selling stockholder after the completion of any offering. If we provide a prospectus supplement in connection with any offering of shares by the selling stockholder, such prospectus supplement will set forth the beneficial ownership of the selling stockholder upon the completion of such offering.
The following table sets forth information with respect to the current beneficial ownership of the selling stockholder and the number of shares of common stock the selling stockholder may sell pursuant to this prospectus. For purposes of the table below, we have assumed the selling stockholder will sell all of the shares covered by this prospectus in one or more offerings. The percentages of common stock beneficially owned by the selling stockholder set forth in the table reflect beneficial ownership as determined in accordance with Rule 13d-3 under the Exchange Act and are based on 526,091,302 shares of our common stock issued and outstanding as of April 22, 2024.
To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined "beneficial" ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement. These shares, and shares of unvested restricted stock (which have voting rights but are subject to future vesting based on time or performance criteria), are deemed to be outstanding and beneficially owned by the person holding such securities for the purpose of computing the percentage ownership and voting of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership or voting of any other person.

	Shares Beneficially Owned Prior to Offering			Number of Shares Covered by this Registration Statement	Shares Beneficially Owned After the Covered Shares are Sold(1)
Name	Number of Shares	% of Total Common Stock	% of Total Voting Power	Number of Shares	Number	Percent
PAFI, LLC(2)	31,557,117	6.0%	6.0%	31,557,117	0	*

*    Represents beneficial ownership of less than 1%.
(1)     Assumes that all shares of common stock covered by this prospectus will be sold by the selling stockholder and that no additional shares of common stock of the Company are subsequently bought or sold by the selling stockholder.
(2)     Each of (i) Power Corporation of Canada and (ii) Great-West may be deemed to have shared voting and dispositive power over the 31,557,117 shares of our common stock owned directly by PAFI, LLC.

On January 1, 2024, we completed our acquisition of Putnam from Great-West. The consideration for our acquisition of Putnam consisted of the issuance of 31,557,117 shares of our common stock at closing, cash consideration paid at closing of $221.7 million for investments (subject to customary adjustments after the closing) and other purchase-related amounts, and deferred cash consideration of $100 million to be paid on July 1, 2024. In addition, we will pay up to $375 million between the third and seventh anniversaries of the acquisition closing date related to revenue growth targets from the strategic partnership with Great-West and its affiliates, as further described below.
Pursuant to an agreement we entered into with Great-West at the closing of the Putnam acquisition, shares issued to PAFI representing 4.9% of our outstanding common stock at the time of any sale are subject to a five-year lock-up after closing, and the remaining shares were subject to a 180-day lock-up following the closing. Under the terms of the agreement, PAFI is permitted to transfer the shares of our common stock it holds during such lock-up periods to Great-West or any direct or indirect subsidiary of Great-West. As of July 1, 2024, following the expiration of that 180-day lock-up, approximately 5,785,471 of the 31,557,117 shares issued to PAFI may be sold and approximately 25,771,646 shares remain subject to the five-year post-closing lock-up, assuming for this purpose that 526,091,302 shares of our common stock are issued and outstanding at such time.
Additionally, in connection with our acquisition of Putnam, we entered into a strategic partnership with Great-West and Power Corporation of Canada, the parent company of Great-West and PAFI, pursuant to which, among other things, Great-West and its affiliates agreed to make an initial long-term asset allocation of $25 billion to our specialist investment managers within 12 months of the closing.

PLAN OF DISTRIBUTION
The selling stockholder may sell the common stock in any one or more of the following ways, subject to its compliance with its lock-up covenants as described in this prospectus:
•on the NYSE or any other stock exchange, market or trading facility on which the shares of common stock are traded;
•directly to investors, including through a specific bidding, auction or other process;
•to investors through agents;
•directly to agents;
•to or through brokers or dealers;
•to the public through underwriting syndicates led by one or more managing underwriters;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, or through the writing of other securities or contracts to be settled in such securities;
•settlement of short sales entered into after the date of this prospectus;
•privately negotiated transactions;
•block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•“at the market” or through market makers or into an existing market for the securities;
•to one or more underwriters acting alone for resale to investors or to the public;
•through a combination of any of those methods of sale; and
•any other method permitted pursuant to applicable law.
If the selling stockholder sells shares of common stock to a dealer acting as principal, the dealer may resell those shares at varying prices to be determined by the dealer in its discretion at the time of resale without consulting with us or the selling stockholder, and the resale prices may not be disclosed in the applicable prospectus supplement.
Any underwritten offering may be on a best efforts or a firm commitment basis.
Sales of the common stock may be effected from time to time in one or more transactions, including negotiated transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to prevailing market prices; or
•at negotiated prices.
Any of the prices may represent a discount from the then-prevailing market prices.
In connection with the sale of common stock, underwriters or agents may receive compensation from the selling stockholder in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the common stock, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the common stock may be deemed to be underwriters under the Securities Act of 1933, and any discounts, concessions or commissions they receive from the selling stockholder and any profit on the resale of common stock they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.
If a prospectus supplement is provided in connection with an offering, it will, where applicable:
•identify any underwriter, dealer or agent;
•describe any compensation in the form of discounts, concessions, commissions or otherwise received from the selling stockholder by each underwriter or agent and in the aggregate by all underwriters and agents;
•describe any discounts, concessions or commissions allowed by underwriters to participating dealers;
•identify the amounts underwritten; and
•identify the nature of the underwriter’s or underwriters’ obligation to take the common stock.
Until the distribution of the common stock is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the common stock. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the common stock. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares.
Underwriters may engage in overallotment. If any underwriters create a short position in the common stock in an offering in which they sell more shares than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the shares in the open market.
The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase common stock in the open market to reduce the underwriters’ short position or to stabilize the price of the shares, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those shares as part of the offering.
In general, purchases of common stock for the purpose of stabilization or to reduce a short position could cause the price of the shares to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the shares to the extent that it were to discourage resales of the shares before the distribution is completed.
Neither we nor the selling stockholder make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the common stock. In addition, neither we nor the selling stockholder make any representation that underwriters will engage in those transactions or that the transactions, once commenced, will not be discontinued without notice.
Under agreements into which the selling stockholder may enter, underwriters, dealers and agents who participate in the distribution of the common stock may be entitled to indemnification by the selling stockholder against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.
If the selling stockholder offers common stock in a subscription rights offering to our existing stockholders, the selling stockholder may enter into a standby underwriting agreement with dealers, acting as standby underwriters. The selling stockholder may pay the standby underwriters a commitment fee for the common stock they commit to purchase on a standby basis. If the selling stockholder does not enter into a standby underwriting arrangement, the selling stockholder may retain a dealer-manager to manage a subscription rights offering on its behalf.
Underwriters, dealers and agents may engage in transactions with the selling stockholder or perform services for the selling stockholder in the ordinary course of business.
To comply with applicable state securities laws, the common stock offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, common stock may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS
Unless otherwise specified in a prospectus supplement accompanying this prospectus, Willkie Farr & Gallagher LLP, New York, New York, will pass upon the validity of the shares of common stock offered hereby. If any legal matters relating to offerings made in connection with this prospectus are passed upon by other counsel for underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to any such offering.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The table below itemizes the expenses payable by us in connection with the registration and issuance of the securities being registered hereunder. We will bear all expenses of this offering. All amounts shown are estimates.

Amount to be Paid
SEC registration fee	$104,056
Legal fees and expenses	$50,000
Accounting fees and expenses	—
Miscellaneous	—
TOTAL	$154,056

Item 15. Indemnification of Directors and Officers
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement against liabilities, costs and expenses actually and reasonably incurred by the person in such person’s capacity as a director or officer or arising out of such action, if the person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful. No indemnification may be provided where the director, officer, employee or agent has been adjudged by a court to be liable to the corporation, unless a court determines that the person is entitled to such indemnity.

Section 102(b)(7) of the Delaware General Corporation Law also permits a corporation to relieve its directors from personal liability for monetary damages to the corporation or its stockholders for breaches of their fiduciary duty as directors except for (i) a breach of the duty of loyalty, (ii) failure to act in good faith, (iii) intentional misconduct or knowing violation of law, (iv) willful or negligent violations of certain provisions of the Delaware General Corporation Law imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) any transaction from which the director derived an improper personal benefit.

In addition to the above-described provisions, our certificate of incorporation, as amended, provides for indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law and relieves our directors from personal liability for a breach of fiduciary duty as a director as set forth in Section 102(b)(7) of the Delaware General Corporation Law.

Our amended and restated by-laws provide that directors or officers who have been successful on the merits or otherwise in a civil or criminal action, suit or proceeding referred to in Section 145(a) or 145(b) of the Delaware General Corporation Law, or in defense of any claim, issue or matter therein, shall be indemnified against expenses, including attorneys’ fees and disbursements, and costs actually and reasonably incurred in connection therewith. Moreover, our amended and restated by-laws provide that if a director, officer or employee of the corporation serves or prepares to serve as a witness in any action, suit or proceeding or in any investigation by us or by any securities exchange, we shall indemnify such person against expenses, including attorneys’ fees and disbursements, and costs actually and reasonably incurred in connection therewith.

It is our policy to enter into indemnification agreements with directors, some of whom are also executive officers, each of whom we refer to as an “indemnified person.” The indemnification agreements generally provide for (i) if requested by the indemnified person, the advancing of attorneys’ fees and all other costs, expenses and obligations paid or incurred by the indemnified person in connection with investigating, defending, being a witness in or participating in, or preparing to defend, be a witness in or participate in, any Claim (as defined below) and (ii) indemnification of an Indemnified Person to the fullest extent permitted by law against any and all costs, expenses and obligations, judgments, fines, penalties and amounts paid in settlement of such Claim.

A “Claim” consists of participation in any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation that the indemnified person in good faith believes might lead to the institution of any such action, suit or proceeding. However, the term “Claim” does not include any action, suit or proceeding brought by an indemnified person for expenses (including attorneys’ fees) and advance to these expenses incurred by the indemnified person in connection with any claim or action brought by the indemnified person for (i) indemnification or advance of expenses under the agreement or under our certificate of incorporation or by-laws, or (ii) recovery under directors’ and officers’ liability insurance policies, regardless of whether the indemnified person is ultimately determined to be entitled to such indemnification, expense payment or insurance recovery. Additionally, the indemnification agreements provide that if we pay an indemnified person pursuant to the indemnification agreements, we will be subrogated to the indemnified person’s rights to recover from third parties.

However, the indemnification agreements prohibit such indemnification (i) in connection with any Claim initiated by the indemnified person against us or any director or officer of ours unless we have joined in or consented to the Claim or (ii) if selected members of the board of directors or other person or body appointed by the board of directors determines that such indemnification is not permitted under applicable law. In the event of such determination, the indemnified person agrees to reimburse us for all amounts that we have advanced to the indemnified person in respect of such indemnification.

The indemnification agreements also provide that if we undergo a change in control, we will seek legal advice from special, independent counsel selected by the indemnified person and approved by us with respect to matters thereafter arising concerning rights of the indemnified person under the Indemnification Agreement. Additionally, the indemnification agreements provide that if there is a potential change in control, we will, upon written request of the indemnified person, fund a trust to satisfy expenses reasonably anticipated to be incurred in connection with a Claim relating to an indemnifiable event.

We have purchased an insurance policy indemnifying our officers and directors and the officers and directors of our subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with us as directors and officers.

Item 16. Exhibits
Reference is hereby made to the attached Exhibit Index, which is incorporated herein by reference.
Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description
4.1
Certificate of Incorporation of Registrant, as filed November 28, 1969, incorporated by reference to Exhibit (3)(i) to our Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (File No. 001-09318) (the “1994 Annual Report”)

4.2	Certificate of Amendment of Certificate of Incorporation of Registrant, as filed March 1, 1985, incorporated by reference to Exhibit 3(ii) to the 1994 Annual Report
4.3	Certificate of Amendment of Certificate of Incorporation of Registrant, as filed April 1, 1987, incorporated by reference to Exhibit 3(iii) to the 1994 Annual Report
4.4	Certificate of Amendment of Certificate of Incorporation of Registrant, as filed February 2, 1994, incorporated by reference to Exhibit 3(iv) to the 1994 Annual Report
4.5
Certificate of Amendment of Certificate of Incorporation of Registrant, as filed February 4, 2005, incorporated by reference to Exhibit (3)(i)(e) to our Quarterly Report on Form 10-Q for the period ended December 31, 2004 (File No. 001-09318)

4.6
Amended and Restated Bylaws of Registrant (as adopted and effective June 29, 2021), incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed on July 1, 2021 (File No. 001-09318)

5.1*	Opinion of Willkie Farr & Gallagher LLP
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page to this Registration Statement on Form S-3)
107.1*	Filing Fee Table

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on July 1, 2024.

FRANKLIN RESOURCES, INC.

By:	/s/ Jennifer M. Johnson
Name:	Jennifer M. Johnson
Title:	President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jennifer M. Johnson, Thomas C. Merchant and Beth McAuley O’Malley, and each of them individually, his or her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign in any and all capacities and file: (i) any and all exhibits to this Registration Statement and other documents in connection therewith; (ii) any and all amendments, post-effective amendments and supplements to this Registration Statement or any new registration statement filed pursuant to Rule 462 of the rules and regulations promulgated under the Securities Act of 1933; and (iii) any and all applications or other documents pertaining to such registration or the securities covered by such registration, granting unto such attorney-in-fact and agent, and any substitute or substitutes, full power and authority to do and perform each and every act and thing requisite, necessary and/or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mariann Byerwalter	Director	July 1, 2024
Mariann Byerwalter
/s/ Alexander S. Friedman	Director	July 1, 2024
Alexander S. Friedman
/s/ Gregory E. Johnson	Director	July 1, 2024
Gregory E. Johnson
/s/ Jennifer M. Johnson	President, Chief Executive Officer and Director	July 1, 2024
Jennifer M. Johnson	(Principal Executive Officer)
/s/ Rupert H. Johnson, Jr.	Director	July 1, 2024
Rupert H. Johnson, Jr.
/s/ John Y. Kim	Director	July 1, 2024
John Y. Kim
/s/ Karen M. King	Director	July 1, 2024
Karen M. King
/s/ Matthew Nicholls	Executive Vice President, Chief Financial Officer and	July 1, 2024
Matthew Nicholls	Chief Operating Officer (Principal Financial Officer)
/s/ Anthony J. Noto	Director	July 1, 2024
Anthony J. Noto
/s/ Lindsey H. Oshita	Chief Accounting Officer	July 1, 2024
Lindsey H. Oshita	(Principal Accounting Officer)
/s/ John W. Thiel	Director	July 1, 2024
John W. Thiel
/s/ Seth H. Waugh	Director	July 1, 2024
Seth H. Waugh
/s/ Geoffrey Y. Yang	Director	July 1, 2024
Geoffrey Y. Yang